SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(1) of the Securities Exchange Act of 1934

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Manor Investment Funds, Inc.

(Name of Registrant as Specified in Its Charter)

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PROXY STATEMENT

MANOR INVESTMENT FUNDS, INC.

MALVERN, PA 19355

610-722-0900

Enclosed herewith is Notice of an Annual Meeting of Shareholders of Manor Investment Funds, Inc. (the “Fund”) and proxy form solicited by the Board of Directors of the Fund. This proxy material was first mailed on October 14, 2004.

The proxy may be revoked at any time before it is exercised either by written notice to the Fund or by submitting another proxy. In addition, any shareholder may vote in person at the meeting as he/she chooses, overriding any previously filed proxies. You are requested to place your instructions on the enclosed proxy and then sign, date and return it. The cost of soliciting proxies will be borne by your Fund.

There is one class of capital stock of the Fund, with equal voting rights. On September 30, 2004, the date of record, there were 612,008.777 shares outstanding, held by shareholders entitled to notice of and to vote at the meeting. In all matters each share has one vote.

The Fund will furnish, without charge, a copy of the Annual Report as of 12/31/03 and/or Semiannual Report as of 6/30/04. Requests should be mailed to Manor Investment Funds, Inc., 15 Chester Commons, Malvern, PA 19355.

ELECTION OF DIRECTORS

There are eight (8) nominees listed below who have consented to serve as directors, if elected, until the next Annual Meeting of Shareholders or until their successors are elected and qualified. The names, ages, principal occupations of the directors along with their shareholdings of Manor Investment Funds, Inc. are as follows:

Independent Directors

James McFadden, age 57, has been a Director since 9/25/1995. He also serves as Chairman of the Audit Committee of the Fund. Mr. McFadden is Vice President of Marketing for MBNA Corporation. He owns 3,512.184 shares of the Fund as of 9/30/2004, 0.7% of total shares outstanding. He is not a Director for any other public companies.

John McGinn, age 59, has been a Director since 11/5/2002. He also serves on the Audit Committee of the Fund. Mr. McGinn is a real estate consultant located in West Chester, Pennsylvania. He owns 4,212.529 shares of the Fund as of 9/30/2004, 0.7% of total shares outstanding. He is not a Director for any other public companies.

Fred Myers, age 52, has been a Director since 9/25/1995. Mr. Myers is founding Partner of the accounting firm of Myers & Associates, CPA’s. He owns 18,592.365 shares of the Fund as of 9/30/2004, 3.1% of total shares outstanding. He is not a Director for any other public companies.

Edward Szkudlapski, age 47, has been a Director since 5/15/2000. Mr. Szkudlapski is President of Eclipse Business Systems. He owns 11,132.410 shares of the Fund as of 9/30/2004, 1.8% of total shares outstanding. He is not a Director for any other public companies.

Donald Thompson, age 58, has been a Director since 4/20/1999. Mr. Thompson is a Network Administrator and Healthcare Consultant. He owns 31,671.481 shares of the Fund as of 9/30/2004, 4.1% of total shares outstanding. He is not a Director for any other public companies.

Alan Weintraub, age 48, has been a Director since 9/25/1995. Mr. Weintraub is a Chief Technical Officer with Qumas, Cork, Ireland. He owns 14,032.803 shares of the Fund as of 9/30/2004, 2.2% of total shares outstanding. He is not a Director for any other public companies.

Interested Directors

Daniel A. Morris, age 50, is President of Morris Capital Advisors, Inc., advisor to the Fund, has been a Director since 9/25/1995. He owns 32,835.082 shares of the Fund as of 9/30/2004, 5.3% of total shares outstanding. As President of the Fund, he is considered an Interested Director. As sole owner of the investment adviser to the Fund he receives management fees up to 1% of Fund assets under management on an annual basis. He is not a Director for any other public companies.

Bruce Laverty, age 43, serves as legal counsel to the Fund. He has been a Director since 9/25/1995. Mr. Laverty is a Partner of the law firm Valocchi, Fischer & Laverty, LLC. He owns 2,627.911 shares of the Fund as of 9/30/2004, 0.4% of total shares outstanding. As legal counsel to the Fund, he is considered an Interested Director. He is not a Director for any other public companies.

Mr. Morris and Mr. Laverty are Directors of the Fund defined as “interested persons” in the Investment Company Act of 1940. Mr. Morris is an “interested person” due to his position with the Fund’s Investment Adviser. Mr. Laverty is an “interested person” due to his role as legal counsel to the Fund.

Shareholders have one vote for each share they own for each of eight directors of their choice. All proxies returned to the Fund, except those specifically marked to withhold authority, will be cast for the nominees listed above. A majority of the votes cast, when a quorum is present, will be required to elect each director.

BOARD MEETINGS AND COMMITTEES

For 2003, the officers and directors as a group attended 72% of all board meetings. Mr. Daniel A. Morris serves as President and Mr. Bruce Laverty serves as Secretary of the Fund. The Board of Directors elects officers for a term of one year. The Board of Directors serves without remuneration. The officers and directors of the Fund, as a group, own 118,616.765 shares, 18.4% of shares outstanding, beneficially, directly or indirectly. There is no other class of stock. The Fund has a standing Audit Committee, chaired by Mr. James McFadden. The Audit Committee has authority over all aspects of the audit relationship with Sanville & Co. Mr. John McGinn also serves on the Audit Committee, which reviews Fund expenses prior to each Board of Directors meeting. The Fund does not have a standing nominating committee. Board members are nominated

PRINCIPAL HOLDERS OF SECURITIES

As of September 30,2004 Daniel A. Morris owned or beneficially owned 5.3% of the value of Fund shares, outstanding. As of September 30,2004, three other shareholders owned or beneficially owned more than 5% of the value of the Fund shares outstanding. James & Irene Klucar, Susan Zoog Kusma, and David & Christine Kahn owned or beneficially owned 11.3%, 9.3%, and 6.5%, respectively, of the value of the Fund shares outstanding. Other than the foregoing, the Fund was not aware of any person who, as of September 30,2004, owned or beneficially owned more than 5% of the value of the Fund shares outstanding.

BROKERAGE

The Fund requires all brokers to effect transactions in portfolio securities in such a manner as to get prompt execution of the orders at the most favorable price. Where consistent with best price and execution, and in light of its limited resources, the Fund will deal with primary market makers in placing over-the-counter portfolio orders.

The Fund places all orders for purchase and sale of its portfolio securities through its President who is answerable to the Board of Directors. The President may select brokers who, in addition to meeting the primary requirements of execution and price, have furnished statistical or other factual information and services, which, in the opinion of management, are helpful or necessary to the Fund’s normal operations. Those services may include economic or industry studies, security analysis and reports, sales literature and statistical services furnished either directly to the Fund or to the Adviser. No effort is made in any given circumstance to determine the value of these services or the amount they might have reduced Adviser expenses.

Other than as set forth above, the Fund has no fixed policy, formula, method or criteria which it uses in allocating brokerage business to brokers furnishing these materials and services. For the calendar year 2003 the Fund paid total brokerage commissions of $1,514.05 to Charles Schwab & Co. No other brokerage commissions were paid.

RATIFICATION OR REJECTION OF SELECTION OF AUDITORS

Your Board of Directors has selected, subject to shareholder approval, Sanville & Co. to audit and certify Financial Statements of the Fund for the year 2003. In connection with the audit function, Sanville & Co. will review the Fund’s Annual report to Shareholders and the Fund’s filings with the Securities and Exchange Commission. Sanville & Co. was selected to replace Claude B. Granese, CPA as auditor to the Fund for the fiscal year ending 12/31/2003. Claude B. Granese resigned as auditor to the Fund because he merged his practice with a firm that did not have an SEC audit practice. During the previous two fiscal years there were not adverse opinions or disagreements on audit or financial statement matters. The audit committee and the Board of Directors approved this change in auditor on November 4, 2003. The Fund paid audit fees during the previous two years of $17,597.93 and $13,810.00 to Sanville & Co. and Claude B. Granese, respectively.

The Board of Directors adopted procedures to pre-approve the types of professional services for which the Fund may retain such auditors. As part of the approval process, the Board considers whether the performance of each professional service is likely to affect the independence of Sanville & Co. Sanville & Co. and its employees do not have any direct or material indirect financial interest in the Fund. Sanville & Co. has not provided any non-auditing services to the Fund. A representative of Sanville & Co. will not be present at the meeting unless requested by a shareholder (either in writing or by telephone) in advance of the meeting. Such requests should be directed to the secretary of the Fund.

SHAREHOLDER PROPOSALS

The Fund expects to hold its next annual meeting in November 2005. Shareholder proposals may be presented at that meeting provided they are received by the Fund not later than January 4, 2005 in accordance with Rule 14a-8 under the Securities & Exchange Act of 1934, which sets forth certain requirements.

ADMINISTRATOR AND UNDERWRITER

The Fund acts as its own Administrator and Underwriter.

INVESTMENT ADVISER

Morris Capital Advisors, Inc. is the Investment Adviser to the Fund. Its office is located at 15 Chester Commons, Malvern, PA 19355.

LITIGATION

As of the date of this Proxy, there was no pending or threatened litigation involving the Fund in any capacity whatsoever.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the meeting other than those mentioned above. Should other business come before the meeting, the proxies will be voted in accordance with the view of the Board of Directors.

Manor Investment Funds, Inc.

15 Chester Commons

Malvern, Pa 19355

  800-787-3334

Thursday, October 14, 2004

NOTICE OF ANNUAL MEETING TO BE HELD

November 18, 2004

Notice is hereby given that an Annual Meeting of Shareholders of Manor Investment Funds, Inc. will be held on November 18, 2004, at 6:00 PM. The meeting will be conducted at the office of the Fund, located at 15 Chester Commons, Malvern, PA 19355 for the following purposes:

  To elect six directors to serve until the next Annual Meeting or until their successors are elected and qualified.
  To ratify the appointment of Sanville & Company, Certified Public Accountants as the Fund’s independent accountants for the fiscal year ending December 31, 2004.
  To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business September 30, 2004 as the record date for determination of the shareholders entitled to notice of and to vote at the meeting.

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED YELLOW PROXY FORM.

PROMPT RETURN OF THE PROXY WILL BE APPRECIATED.

PROXY FOR MANOR INVESTMENT FUNDS, INC.

ANNUAL MEETING OF SHAREHOLDERS - NOVEMBER 18, 2004

The annual meeting of MANOR INVSTMENT FUNDS, INC. will be held on November

18, 2004 at the offices of the Fund at 15 Chester Commons, Malvern, PA 19355, at 6 PM.

If you are unable to attend, please vote Proposals 1-2 below, sign and date the proxy, and return it to us promptly in the enclosed envelope. Both parties should sign joint registrations.

The undersigned herby appoints Daniel A. Morris and or Bruce Laverty as proxies to represent and to vote all shares of the undersigned at the meeting, and all adjournments thereof, with all powers the undersigned would possess if personally present. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

ALL ITEMS.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED: IF NO DIRECTION IS

INDICATED AS TO A PROPOSAL, THE PROXIES SHALL VOTE FOR SUCH PROPOSAL. THE

PROXIES MAY VOTE AT THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY

PROPERLY COME BEFORE THE MEETING.

1. Election of Directors

FOR ALL NOMINEES

WITHHOLD ALL

To withhold authority for specific nominees, strike a line through their name

Daniel A. Morris Bruce Laverty Fred Myers Alan Weintraub

Jack McGinn Edward Szkudlapski James McFadden Donald

2. Proposal to ratify the selection of Sanville & Co. by the Board of Directors as independent public accountant to audit and certify financial statements of the Fund for the fiscal year ending December 31, 2004.

FOR AGAINST ABSTAIN

Shareholder Signature Shareholder Signature